Exhibit 99.1
NEWS RELEASE
CONTACT:
Al Galgano
952-224-6096
al.galgano@spok.com

Spok Reports Second Quarter 2025 Results
Net Income and Adjusted EBITDA Continued Growth
Strong Software Operations Bookings Drives Y-O-Y Increase in Software Revenue
Company Increases Financial Guidance For 2025

Plano, Tx. (July 30, 2025) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the second quarter ended June 30, 2025. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.3125 per share, payable on September 9, 2025, to stockholders of record on August 19, 2025.
Recent Highlights:
•Second quarter 2025 Net Income and Adjusted EBITDA up 33% and 6%, respectively, from the prior year period
•Software operations bookings totaled $11.7 million in the second quarter, up 34% from the second quarter of 2024
•Second quarter software operations bookings included 23 six-figure customer contracts and 1 seven-figure customer contract, up both on a sequential and prior year basis
•Software backlog totaled $65.2 million at June 30, 2025, up nearly 19% from the prior year, as the Company continues to focus on multi-year and managed services bookings
•Second quarter 2025 Wireless average revenue per unit (ARPU) was $8.20, up nearly 5% on a year-over-year basis
•Capital returned to stockholders in the second quarter of 2025 totaled $6.5 million
•Research and development costs totaled $6.1 million in the first half of 2025, supporting Spok's investment in the Company's industry-leading solutions to fuel future growth
•Cash and cash equivalents balance of $20.2 million at June 30, 2025, and no debt
•Company raises its 2025 financial outlook for revenue and adjusted EBITDA

"I am proud of the strong performance our team was able to deliver in the second quarter and believe these results provide solid momentum for the balance of 2025,” said Vincent D. Kelly, chief executive

Spok.com

Exhibit 99.1
NEWS RELEASE
officer of Spok Holdings, Inc. “Spok continues to execute on generating cash flow and returning capital to stockholders, while responsibly investing for future growth. In the second quarter, we made tremendous progress in several key performance areas, including net income and cash generation, software revenue growth, wireless ARPU trends, software operations bookings and backlog levels. We were able to accomplish this while investing in our Spok Care Connect and Wireless solutions. I am particularly pleased with our performance in generating software operations bookings in the second quarter, which were up more than 34% from our very strong performance in the second quarter of 2024. In fact, the $11.7 million of software operations bookings in the second quarter of 2025, combined with a strong backlog, drove a 10% increase in software revenue that included double-digit growth in license revenue and triple-digit growth in managed services revenue, on a year-over-year basis.

"Spok continues its proud legacy of balancing the necessary investments in our products and infrastructure with returning capital to our stockholders," continued Kelly. "In the second quarter, we generated nearly $4.6 million of net income and nearly $7.5 million of adjusted EBITDA, while continuing to invest in the development of our products at a rate consistent with 2024. As anticipated, our cash balances started to grow in the second quarter, totaling in excess of $20 million at June 30, 2025. All else remaining equal, we expect cash balances to continue to grow through the remainder of the year.

"Based on our performance in the first half of 2025, and the numerous financial and operational milestones we achieved during the first six months, we are increasing our full year 2025 guidance estimates for revenue and adjusted EBITDA. At the midpoint of the revised guidance range, we would grow consolidated revenue in 2025, on a year-over-year basis, with an expected 6.4% growth in software revenue at the midpoint, partially offset by slight declines in wireless revenue. We also anticipate that the midpoint of our adjusted EBITDA guidance will be up from last year, with growth potential at the high-end of the guidance range of more than 11%. Of course, we will continue to update you on our outlook each quarter when we report our results," concluded Kelly.

Spok.com

Exhibit 99.1
NEWS RELEASE
Financial Highlights:

	For the three months ended June 30,			For the six months ended June 30,
(Dollars in thousands)	2025	2024	Change (%)	2025	2024	Change (%)
Revenue
Wireless revenue
Paging revenue	$17,192	$17,633	(2.5)%	$34,799	$35,603	(2.3)%
Product and other revenue	1,248	664	88.0%	2,115	1,289	64.1%
Total wireless revenue	$18,440	$18,297	0.8%	$36,914	$36,892	0.1%

Software revenue
License	2,394	1,697	41.1%	5,025	4,323	16.2%
Professional services - projects	$3,831	$3,682	4.0%	$8,302	$7,243	14.6%
Professional services - managed services	1,520	604	151.7%	2,835	1,068	165.4%
Hardware	376	334	12.6%	697	718	(2.9)%
Maintenance and subscription	9,125	9,368	(2.6)%	18,207	18,647	(2.4)%
Total software revenue	$17,246	$15,685	10.0%	$35,066	$31,999	9.6%
Total revenue	$35,686	$33,982	5.0%	$71,980	$68,891	4.5%

	For the three months ended June 30,			For the six months ended June 30,
(Dollars in thousands)	2025	2024	Change (%)	2025	2024	Change (%)
GAAP
Operating expenses	$30,294	$29,508	2.7%	$60,570	$59,526	1.8%
Net income	$4,552	$3,425	32.9%	$9,748	$7,661	27.2%
Cash and cash equivalents (as of period end)	$20,242	$23,875	(15.2)%	$20,242	$23,875	(15.2)%
Capital returned to stockholders	$6,477	$6,329	2.3%	$14,424	$13,715	5.2%

Non-GAAP
Adjusted operating expenses	$29,420	$28,093	4.7%	$58,780	$56,615	3.8%
Adjusted EBITDA	$7,489	$7,048	6.3%	$15,693	$14,583	7.6%

Spok.com

Exhibit 99.1
NEWS RELEASE

	For the three months ended June 30,			For the six months ended June 30,
(Dollars in thousands, excluding units in service and ARPU)	2025	2024	Change (%)	2025	2024	Change (%)
Key Statistics
Wireless units in service (000's) (as of period end)	694	747	(7.1)%	694	747	(7.1)%
Wireless average revenue per unit (ARPU)	$8.20	$7.84	4.6%	$8.21	$7.85	4.6%
Software operations bookings(1)	$11,661	$8,695	34.1%	$19,998	$16,580	20.6%
Software backlog (as of period end)(2)	$65,187	$55,006	18.5%	$65,187	$55,006	18.5%
(1) Software operations bookings includes net new (i.e., new customers or incremental add-on sales to existing customers) sales of license, professional services, equipment, and first-year maintenance.
(2) Software backlog excludes $10.1 million and $6.0 million of contractual obligations that are deemed cancellable by the customer without significant penalty as of June 30, 2025 and 2024, respectively.
Financial Outlook:
The Company also increased its financial guidance and now expects the following for the full year 2025:

(Unaudited and in millions)	Current Guidance Full Year 2025		Prior Guidance Full Year 2025
	From	To	From	To
Revenue
Wireless	$71.5	$73.5	$69.0	$72.0
Software	$66.5	$70.0	$65.0	$70.0
Total Revenue	$138.0	$143.5	$134.0	$142.0

Adjusted EBITDA	$28.5	$32.5	$27.5	$32.5
2025 Second Quarter Call:
Management will host a conference call and webcast to discuss these financial results on Wednesday, July 30, 2025, at 5:00 p.m. Eastern Time. The presentation is open to all interested parties and may include forward-looking information.
Conference Call Details

Date/Time:	Wednesday, July 30, 2025, at 5:00 p.m. ET
Webcast:	https://www.webcast-eqs.com/register/Spok_2Q_2025/en
U.S. Toll-Free Dial In:	877-407-0890
International Dial In:	1-201-389-0918

Spok.com

Exhibit 99.1
NEWS RELEASE
To access the call, please dial in approximately ten minutes before the start of the call. For those unable to join the live call, an OnDemand version of the webcast will be available following the call under the URL link and on the investor relations website.

* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Plano, Texas, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send over 70 million messages each month through their Spok® solutions. Spok enables smarter, faster clinical communication. For more information, visit spok.com.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation and accretion expense, impairment of intangible assets and severance and restructuring costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax benefit/expense, depreciation and accretion expense, stock-based compensation expense, impairment of intangible assets and severance and restructuring. With respect to our expectations under "Financial Outlook" above, reconciliation of adjusted EBITDA to net income is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and uncertainty with respect to certain items included in net income that are excluded from adjusted EBITDA, in particular, income tax benefit/expense, stock-based compensation expenses, impairment of intangible assets, severance and restructuring and other non-recurring expenses. These items can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot be reasonably predicted.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational, and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit us to more thoroughly analyze key financial metrics used to make operational decisions and allow us

Spok.com

Exhibit 99.1
NEWS RELEASE
to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics: non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business. We believe it is important to exclude these costs, given that they do not represent future operational costs under this strategic business plan. This allows us to assess the underlying performance of our core business under this new strategic business plan.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principle of these non-GAAP financial measures is that they exclude significant amounts that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.
Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding our future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, our ability to manage wireless network rationalization to lower our costs without causing disruption of service to our customers; our ability to retain key management personnel and to attract and retain talent within the organization; the productivity of our sales organization and our ability to deliver effective customer support; our ability to identify potential acquisitions, finance, consummate and successfully integrate such acquisitions, and achieve the expected benefits of such acquisitions; economic conditions, such as recessionary economic cycles, the impact of trade disputes, tariffs and other trade protection measures, higher interest rates, inflation and higher levels of unemployment; risks related to our overall business strategy, including maximizing revenue and cash generation from our established businesses and returning capital to stockholders through dividends and repurchases of shares of our common stock; competition for our services and products from new technologies or those offered and/or developed from firms that are substantially larger and have much greater financial and human capital resources; continuing decline in the number of paging units we have in service with customers, commensurate with a continuing decline in our wireless revenue; our ability to address changing market conditions with new or revised

Spok.com

Exhibit 99.1
NEWS RELEASE
software solutions; undetected defects, bugs, or security vulnerabilities in our products; our dependence on the United States healthcare industry; long sales cycle of our software solutions and services; our reliance on third-party vendors to supply us with wireless paging equipment; our ability to maintain successful relationships with our channel partners; our ability to protect our rights in intellectual property that we own and develop and the potential for litigation claiming intellectual property infringement by us; our use of open source software, third-party software and other intellectual property; our reliance on data centers and other computer systems, hardware, software and satellite networks and telecommunications systems infrastructure (collectively, "IT Systems") and technologies provided by third parties, and technology systems and electronic networks supplied and managed by third parties; cyberattacks, data breaches, system disruptions or other compromises to our or our critical third parties’ IT Systems, data, products or services; our ability to realize the benefits associated with our deferred income tax assets; future impairments of our long-lived assets or goodwill; risks related to data privacy and protection-related laws and regulation; and our ability to manage changes related to regulation, including laws and regulations affecting hospitals and the healthcare industry generally, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the six months ended
	6/30/2025	6/30/2024	6/30/2025	6/30/2024
Revenue:
Wireless	$18,440	$18,297	$36,914	$36,892
Software	17,246	15,685	35,066	31,999
Total revenue	35,686	33,982	71,980	68,891
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	7,331	7,163	14,543	14,302
Research and development	3,024	3,176	6,079	6,127
Technology operations	5,895	6,181	11,745	12,480
Selling and marketing	4,267	3,506	9,112	7,655
General and administrative	8,903	8,067	17,301	16,051
Depreciation and accretion	854	1,067	1,713	2,135
Severance and restructuring	20	348	77	776
Total operating expenses	30,294	29,508	60,570	59,526
% of total revenue	84.9%	86.8%	84.1%	86.4%
Operating income	5,392	4,474	11,410	9,365
% of total revenue	15.1%	13.2%	15.9%	13.6%
Interest income	256	391	475	645
Other income (expense)	734	(14)	756	(16)
Income before income taxes	6,382	4,851	12,641	9,994
Provision for income taxes	(1,830)	(1,426)	(2,893)	(2,333)
Net income	$4,552	$3,425	$9,748	$7,661
Basic net income per common share	$0.22	$0.17	$0.48	$0.38
Diluted net income per common share	$0.22	$0.17	$0.47	$0.37
Basic weighted average common shares outstanding	20,580,044	20,252,452	20,510,561	20,211,500
Diluted weighted average common shares outstanding	20,750,971	20,473,751	20,746,786	20,500,335
Cash dividends declared per common share	0.3125	0.3125	0.6250	0.6250

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	6/30/2025	12/31/2024

ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$20,242	$29,145
Accounts receivable, net	25,819	21,950
Prepaid expenses	9,620	9,362
Other current assets	794	840
Total current assets	56,475	61,297
Non-current assets:
Property and equipment, net	6,083	5,952
Operating lease right-of-use assets	7,317	8,249
Goodwill	99,175	99,175
Deferred income tax assets, net	39,088	41,686
Other non-current assets	532	744
Total non-current assets	152,195	155,806
Total assets	$208,670	$217,103

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,836	$5,630
Accrued compensation and benefits	5,877	7,363
Deferred revenue	28,541	28,366
Operating lease liabilities	2,779	2,904
Other current liabilities	4,411	4,511
Total current liabilities	45,444	48,774
Non-current liabilities:
Asset retirement obligations	5,760	5,945
Operating lease liabilities	5,056	5,869
Other non-current liabilities	1,474	1,769
Total non-current liabilities	12,290	13,583
Total liabilities	57,734	62,357
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	105,528	105,736
Accumulated other comprehensive loss	(1,762)	(1,784)
Retained earnings	47,168	50,792
Total stockholders' equity	150,936	154,746
Total liabilities and stockholders' equity	$208,670	$217,103

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the six months ended
	6/30/2025	6/30/2024
Operating activities:
Net income	$9,748	$7,661
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion	1,713	2,135
Deferred income tax expense	2,615	2,313
Stock-based compensation	2,493	2,307
Gain on sale of domain name	(701)	—
Provisions for credit losses, service credits and other	539	262
Changes in assets and liabilities:
Accounts receivable	(4,415)	223
Prepaid expenses and other assets	(18)	(1,232)
Net operating lease liabilities	(6)	(11)
Accounts payable and other liabilities	(3,201)	(3,046)
Deferred revenue	523	(1,192)
Net cash provided by operating activities	9,290	9,420
Investing activities:
Purchases of property and equipment	(1,791)	(1,516)
Proceeds from sale of domain name	701	—
Net cash used in investing activities	(1,090)	(1,516)
Financing activities:
Cash distributions to stockholders	(14,424)	(13,715)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	142	131
Purchase of common stock for tax withholding on vested equity awards	(2,843)	(2,428)
Net cash used in financing activities	(17,125)	(16,012)
Effect of exchange rate on cash and cash equivalents	22	(6)
Net decrease in cash and cash equivalents	(8,903)	(8,114)
Cash and cash equivalents, beginning of period	29,145	31,989
Cash and cash equivalents, end of period	$20,242	$23,875
Supplemental disclosure:
Income taxes paid	$114	$241

SPOK HOLDINGS, INC.
UNITS IN SERVICE, MARKET SEGMENTS,
AND AVERAGE REVENUE PER UNIT (ARPU)
(Unaudited and in thousands)

	For the three months ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Account size ending units in service (000's)
1 to 100 units	38	39	40	41	42	43	44	46
101 to 1,000 units	116	121	120	125	128	135	142	143
>1,000 units	540	545	560	564	577	575	579	596
Total	694	705	720	730	747	753	765	785

Market segment as a percent of total ending units in service
Healthcare	85.7%	85.5%	85.6%	85.7%	85.8%	86.1%	85.9%	86.0%
Government	4.0%	4.0%	4.0%	4.1%	4.4%	4.1%	4.2%	4.2%
Large enterprise	3.8%	3.8%	3.9%	4.0%	4.0%	3.9%	4.1%	4.1%
Other(1)	6.5%	6.7%	6.5%	6.2%	5.8%	5.9%	5.8%	5.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size ARPU
1 to 100 units	$12.88	$13.04	$13.08	$12.70	$12.51	$12.66	$12.57	$12.02
101 to 1,000 units	9.72	9.64	9.60	9.19	9.06	9.14	9.16	8.75
>1,000 units	7.54	7.59	7.50	7.33	7.21	7.23	7.15	6.97
Total	$8.20	$8.24	$8.16	$7.95	$7.84	$7.89	$7.84	$7.59

(1) Other includes hospitality, resort and indirect units

RECONCILIATION OF ADJUSTED OPERATING EXPENSES
(Unaudited and in thousands)

	For the three months ended		For the six months ended
	6/30/2025	6/30/2024	6/30/2025	6/30/2024
Operating expenses	$30,294	$29,508	$60,570	$59,526
Add back:
Depreciation and accretion	(854)	(1,067)	(1,713)	(2,135)
Severance and restructuring	(20)	(348)	(77)	(776)
Adjusted operating expenses	$29,420	$28,093	$58,780	$56,615

RECONCILIATION OF ADJUSTED EBITDA
(Unaudited and in thousands)

	For the three months ended		For the six months ended
	6/30/2025	6/30/2024	6/30/2025	6/30/2024
Net income	$4,552	$3,425	$9,748	$7,661
Add back:
Provision for income taxes	1,830	1,426	2,893	2,333
Other income (expense)	(734)	14	(756)	16
Interest income	(256)	(391)	(475)	(645)
Depreciation and accretion	854	1,067	1,713	2,135
EBITDA	$6,246	$5,541	$13,123	$11,500
Adjustments:
Stock-based compensation	1,223	1,159	2,493	2,307
Severance and restructuring	20	348	77	776
Adjusted EBITDA	$7,489	$7,048	$15,693	$14,583